UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 26, 2021
Federal Home Loan Mortgage Corporation

(Exact name of registrant as specified in its charter)
Freddie Mac

Federally chartered corporation	001-34139	52-0904874
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8200 Jones Branch Drive	McLean	Virginia	22102-3110
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (703) 903-2000
Not applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 26, 2021, Michael J. DeVito was appointed Freddie Mac’s Chief Executive Officer, effective June 1, 2021. Mr. DeVito also will become a member of Freddie Mac’s Board of Directors (the Board) on June 1, 2021.

Mr. DeVito, 56, is a leader in the mortgage and financial services industry with more than 30 years of experience. Mr. DeVito previously served as the Executive Vice President, Head of Home Lending, at Wells Fargo and Company (Wells Fargo) from 2017 until his retirement in September 2020. In this role, he was responsible for all aspects of Wells Fargo’s mortgage and home equity business. Mr. DeVito joined Wells Fargo in 1996 and held several positions at the company, including Head of Home Lending Production from 2015 to 2017, Head of Home Lending Servicing from 2013 to 2015, Head of Default Servicing from 2011 to 2013, Head of Loan Workout from 2009 to 2011, Head of Education Financial Services from 2007 to 2009, and Head of Mortgage Retail Underwriting and Operations from 2004 to 2007.

Freddie Mac has entered into a Memorandum Agreement with Mr. DeVito, which provides for his employment as Chief Executive Officer of Freddie Mac. Mr. DeVito’s direct compensation as Chief Executive Officer will consist solely of base salary at the rate of $600,000 per year, pro-rated for the period of service in 2021. Mr. DeVito will also be eligible to receive employee benefits, as described in Freddie Mac’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 11, 2021 (the 2020 Annual Report). In connection with Mr. DeVito’s appointment as Freddie Mac’s Chief Executive Officer, he has been offered relocation benefits to reimburse him for his costs associated with relocating to the Washington, DC area. These relocation benefits will be subject to repayment if within two years of receiving benefits Mr. DeVito terminates his employment with Freddie Mac for any reason or Freddie Mac terminates his employment due to the occurrence of forfeiture events relating to material inaccurate information, termination for felony conviction or willful misconduct, gross neglect or gross misconduct, or violation of a post-termination non-competition covenant.

Freddie Mac also has entered into a restrictive covenant and confidentiality agreement with Mr. DeVito, the form of which is filed as Exhibit 10.20 to the 2020 Annual Report. In addition, Freddie Mac will enter into an indemnification agreement with Mr. DeVito, the form of which is filed as Exhibit 10.54 to Freddie Mac’s Annual Report on Form 10-K filed on March 9, 2012. For a description of these agreements, see the 2020 Annual Report, under the headings “Executive Compensation – Compensation Discussion and Analysis – Written Agreements Relating to NEO Employment – Restrictive Covenant and Confidentiality Agreements” and “Executive Compensation – Compensation Discussion and Analysis – Written Agreements Relating to NEO Employment – Indemnification Agreements,” which descriptions are incorporated herein by reference.

Also, on May 26, 2021, Mark B. Grier was re-elected to Freddie Mac’s Board, effective June 1, 2021, the effective date of Mr. DeVito’s appointment as Chief Executive Officer. Mr. Grier has been a member of the Board since February 2020 and has served as Interim Chief Executive Officer since March 2021 while the Board of Directors conducted a search for a permanent Chief Executive Officer. Mr. Grier will cease serving as Interim Chief Executive Officer on June 1, 2021 and will serve on the Nominating and Governance Committee and Risk Committee as he did prior to his appointment as Interim Chief Executive Officer.

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Freddie Mac Form 8-K

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL HOME LOAN MORTGAGE CORPORATION

By:	/s/	Mark B. Grier
Mark B. Grier
Interim Chief Executive Officer
Date: May 26, 2021

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Freddie Mac Form 8-K